[LETTERHEAD OF STATE OF UTAH DEPARTMENT OF COMMERCE DIVISION OF SECURITIES]

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   FIRM/GROUP:
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   PERSON(S): Greg
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   FAX#:  212-344-4688
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   FROM: /s/ Joel Nelson
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   DATE: 1/8/97             RE:
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                                 ISSUERS' CARD                     #1801

FIRM: RED HILLS MINING CO.  ADDRESS 501 Atlas Bldg., City

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
ESCROW. Paul C. Lyon, Trustee. Rec #7074      CASE      FILED     REGISTERED    CANCELLED
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ISSUE:  500,000 Com @ 2 1/2 cents net         1161     3-5-38       3-29-38
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(Have verbal information company changed its name in 1953 to Allied Oil and
Minerals Co., 408 Ness Bldg.)